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                                                                   EXHIBIT 99.12
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                             INTIMATE BRANCS, INC.
               Store/Selling Sq. Ft. Summary - External Reporting
                                  Fiscal 1999
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

                                   # OF STORES
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                   VSS w/o Hosiery     VSS Hosiery SxS      VSS Hosiery Freestand       VSB SxS      VSB Freestand        Total VSS
    1998                 786                 11                       13                  417              30                829

  1st Qtr.               800                 11                       15                  414              34                849


  2nd Qtr.               808                 11                       15                  412              36                859


  3rd Qtr.               830                 11                       15                  416              43                888


  4th Qtr.               833                 11                       15                  416              48                896
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

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                    BBW w/o Candle    BBW w/Frag & Candle     BBW Freestand Candle     Total BBW                         Total IBI
     1998               1,012                46                        3                1,061                             1,890

  1st Qtr.             1,053                 45                        3                1,101                             1,950


  2nd Qtr.             1,079                 44                        3                1,126                             1,985


  3rd Qtr.             1,112                 48                        5                1,165                             2,053


  4th Qtr.             1,140                 64                       10                1,214                             2,110
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